Exhibit 99.3

Quiksilver, Inc.

QS Wholesale, Inc.

Offer to Exchange

$225,000,000 aggregate principal amount of their outstanding 10.000%

Senior Notes due 2020

(CUSIPs 74840D AC4 and U7487D AB1)

Issued on July 16, 2013

for

$225,000,000 aggregate principal amount of 10.000% Senior Notes due 2020 of

Quiksilver, Inc. and QS Wholesale, Inc.

(CUSIP 74840D AB6)

That Have Been Registered Under the Securities Act of 1933, as Amended, Pursuant to the Prospectus, dated             , 2013

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME, ON             , 2013, UNLESS THE ISSUERS EXTEND OR EARLIER TERMINATE THE EXCHANGE OFFER. IF THE ISSUERS EXTEND THE EXCHANGE OFFER, THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE.

To Our Clients:

Enclosed for your consideration is a Prospectus, dated             , 2013 (the “Prospectus”), and the related Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) of Quiksilver, Inc., a Delaware corporation (the “Company”), and QS Wholesale, Inc., a California corporation (“QS Wholesale” and, together with the Company, the “Issuers”), to exchange an aggregate principal amount of up to $225,000,000 of the Issuers’ 10.000% Senior Notes due 2020 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended, for a like principal amount of the Issuers’ issued and outstanding 10.000% Senior Notes due 2020 (the “Old Notes”) from the registered holders thereof, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made to satisfy certain obligations of the Issuers contained in the Registration Rights Agreement, dated as of July 16, 2013, by and among the Issuers, the guarantors referred to therein and the initial purchasers referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on             , 2013, unless extended or earlier terminated by the Issuers. If the Issuers extend the Exchange Offer, the term “Expiration Date” means the latest time and date to which the Exchange Offer is extended. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

Your attention is directed to the following:

1. The Exchange Offer is for any and all outstanding Old Notes.

2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer; Registration Rights Agreement—Conditions to the Exchange Offer.”

3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuers will be paid by the Issuers, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

4. The Exchange Offer expires at 5:00 p.m., New York City time, on             , 2013, unless extended or earlier terminated by the Issuers.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO

THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Issuers with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Issuers for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Old Notes held by you for my account as indicated below:

10.000% SENIOR NOTES DUE 2020
Certificate Numbers*	Principal Amount**	Old Notes are to be Tendered (“Yes” or “No”)***

*       Need not be completed if Old Notes are being tendered by book-entry transfer.

**     Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old Notes represented by the Old Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.

***  Unless otherwise indicated, “yes” will be assumed.

☐	Please do not tender any Old Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:                 , 2013

(Must be signed by the registered holder(s) of the Old Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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